Contacts:	Tammy Snook	Martha Schaefer
	SeaChange PR	SeaChange IR
	407-667-9355	978-897-0100 x3030
	tammy.snook@schange.com	martha.schaefer@schange.com

SeaChange International Names Raghu Rau

Permanent Chief Executive Officer

Software Focused Strategy to Continue

ACTON, Mass. (April 30, 2012) – SeaChange International, Inc. (NASDAQ: SEAC), the leading global multi-screen video software company, today announced that Raghu Rau has been appointed permanent Chief Executive Officer of SeaChange effective May 1, 2012. First appointed interim CEO of SeaChange in November 2011, Rau has led an aggressive strategy to focus the Company on its core software business, delivering innovative software solutions for video service providers globally in cable, IPTV, and mobile while significantly reducing the overall cost structure of the company. Rau will also retain his seat on the Company’s Board of Directors.

“Raghu’s leadership and excellent grasp of our business was apparent from the moment he assumed responsibility for the day-to-day operation of the Company. In a matter of just a few months, he has dramatically improved SeaChange’s overall operations and its ability to serve global markets, to the immediate benefit of our customers as well as our shareholders and employees,” said Thomas Olson, Chairman of the Board, SeaChange.

“Raghu accurately assessed our organization, and then moved decisively, initiating actions to ensure SeaChange’s continued leadership in the personalized multi-screen video market, such as shedding non-core businesses and realigning our workforce to enable more coordination and collaboration. The Board, having retained the services of CTPartners to assist, conducted an extensive CEO search over several months including both internal and external candidates. We were fortunate to have many very talented individuals interested in being considered for the SeaChange CEO position. However, given Raghu’s impressive background, together with the confidence he has inspired both inside the Company and with customers and investors, the Board decided he is the best choice for the permanent assignment. The positive momentum that has been visible since Raghu took the helm will now continue without pause or interruption,” Olson added.

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www.seachange.com NASDAQ: SEAC

SeaChange Names Rau Permanent CEO/Page 2

“My decision to continue as the CEO expresses my utmost confidence in SeaChange’s transformation strategy to become a pure-play software provider. I intend to focus, with a renewed sense of urgency, on driving shareholder value by focusing on improving financial performance, operational excellence and delivering high-quality, next generation products to our customers,” said Raghu Rau.

“SeaChange has an exciting future as multi-screen video becomes even more pervasive globally,” Rau added.

Raghu Rau joined the SeaChange Board of Directors in July 2010. He has previously held a number of senior leadership positions at Motorola, Inc. and previously served on the Board of Directors of Microtune, Inc., which was then acquired by Zoran Corporation. He currently serves on the Board of Directors of Aviat Networks, a leader in wireless transmission systems.

*Editor’s note: A color photo of Raghu Rau may be downloaded from www.schange.com/photos.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior back office, advertising, content and in-home offerings.

SeaChange’s hundreds of customers are many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world.  Visitwww.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding the divestiture of the Broadcast Servers and Storage business unit, including the potential impact on the Company, the Company’s business focus and future financial performance, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

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SeaChange Names Rau Permanent CEO/Page 3

Factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the multi-screen video market; the loss of one of the Company's large customers; the ability of the Company to transition to a pure-play software company; the effectiveness of the Company’s cost-cutting measures; the uncertainties introduced by our evaluation of strategic alternatives; the cancellation or deferral of purchases of the Company’s products; the length of our sales cycles; the Company’s ability to manage its growth; the ability of the Company to successfully sell its Broadcast Servers and Storage business unit and non-core assets; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to successfully introduce new products or enhancements to existing products on a timely basis; the Company's ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales and operations; changes in the regulatory environment; the Company’s ability to integrate the operations of acquired subsidiaries; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption "Certain Risk Factors" in the Company’s Annual Report on Form 10K filed on April 14, 2011. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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